Exhibit 99.1

Verano Announces the Opening of Zen Leaf Wheeling, the Company’s Third West Virginia Dispensary and 105th Location Nationwide

●	Zen Leaf is the first medical cannabis dispensary to open in Wheeling, a city of more than 26,500 residents[1]
●	West Virginia medical cannabis sales are projected to potentially reach $49 million by 2026, according to the MJBiz Factbook 2022
●	Verano’s active operations span 13 states, comprised of 105 dispensaries and 13 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, July 14, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of Zen Leaf Wheeling, the Company’s third West Virginia dispensary and 105th location nationwide, which will follow a celebratory ribbon cutting shortly before opening for business on Friday, July 15 at 11:00 a.m. local time. Zen Leaf Wheeling, located at 231 Warwood Ave, will be open Wednesday through Saturday from 11:00 a.m. to 7:00 p.m. and 10:00 a.m. to 4:00 p.m. on Sunday, local time.

Zen Leaf is the first medical cannabis dispensary to open in Wheeling, complimenting Verano’s two additional West Virginia Zen Leaf locations in Westover and Morgantown. The dispensary is situated within a 15 minute drive of downtown Wheeling on a commercial stretch of Warwood Ave that sees an average of 6300 vehicles per day2.

“We are thrilled to open Wheeling’s first medical cannabis dispensary, where our compassionate Zen Leaf team is ready to provide our signature patient-centric service and hospitality,” said George Archos, Verano Founder and Chief Executive Officer. “In opening our third West Virginia dispensary, we are excited to continue growing and investing in the Mountain State, and look forward to welcoming members of the medical cannabis community at Zen Leaf Wheeling, and future Zen Leaf locations across the state, for years to come.”

Across West Virginia, Verano has permits issued by West Virginia’s Office of Medical Cannabis to operate a cultivation and processing facility, along with seven total medical cannabis dispensaries that are projected to continue to open throughout 2022, subject to customary approvals.

Zen Leaf Wheeling will offer a variety of cannabis therapeutics, including flower, topicals, edibles, and vapes. For more information on Zen Leaf Wheeling, or to place an order, visit zenleafdispensaries.com.

1 Source: U.S. Census

2 Source: W.V. DOT

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 13 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Steve Mazeika

Director, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release contains certain “forward-looking information” within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. The forward-looking information and forward-looking statements contained herein include, but are not limited to, statements or information with respect to the Company’s operations. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein, including, without limitation, the risk factors discussed in the Company’s publicly available filings on SEDAR at www.sedar.com. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

###